UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

WAITR HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200 Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 534-6881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Limited Waiver and Conversion Agreement

In connection with the at-the-market offering (the “ATM Offering”) being conducted by Waitr Holdings Inc. (the “Company”) pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-230721), the Company, Waitr Inc. (the “C&G Borrower”), Waitr Intermediate Holdings, LLC (“Intermediate”), the lenders party thereto and Luxor Capital Group, LP (“Luxor LP”) entered into a Limited Waiver and Conversion Agreement (the “Agreement”), dated as of May 1, 2020 (the “Agreement Date”), pursuant to which (i) the lenders under that certain Credit and Guaranty Agreement, dated as of November 15, 2018, as subsequently amended (the “C&G Agreement”), by and among the C&G Borrower, Intermediate, Luxor LP and the lenders from time to time party thereto have agreed to waive any requirements to prepay the term loans outstanding under the C&G Agreement (the “C&G Term Loans”) as a result of the ATM Offering and (ii) (a) the C&G Borrower has agreed to prepay the C&G Term Loans in the amount of $12.5 million on the date that is 60 days following the Effective Date (as defined in the Agreement) and (b) the Company has agreed to permit the lenders (the “Credit Agreement Lenders”) under that certain credit agreement, dated as of November 15, 2018, as subsequently amended (the “Credit Agreement”), by and among the Company, Luxor LP and the lenders party thereto to, and the Credit Agreement Lenders have agreed to, convert a portion of the outstanding principal amount of the convertible promissory notes issued to the Credit Agreement Lenders under the Credit Agreement (the “Notes”) in the amount of $12.5 million into shares of common stock of the Company, par value $0.0001 (“Common Stock”), at a conversion rate of 746.269 shares of Common Stock per $1,000 principal amount of the Notes (calculated based on the closing price of $1.34 per share of Common Stock on The Nasdaq Global Select Market on April 30, 2020, the date immediately preceding the Agreement Date) (the “Conversion Shares”), notwithstanding the conversion rate then in effect pursuant to the terms of the Notes. The Conversion Shares will be subject to a customary lock-up for a period of 45 days.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2020, the Company issued a press release announcing first quarter 2020 financial results and a business update for the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

The issuance of the Conversion Shares will be made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Limited Waiver and Conversion Agreement, dated as of May 1, 2020, by and among Waitr Holdings Inc., Waitr Inc., Waitr Intermediate Holdings, LLC, the Lenders party thereto and Luxor Capital Group, LP

99.1	Press release dated May 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAITR HOLDINGS INC.

Date: May 7, 2020	By:	/s/ Karl D. Meche
Name: Karl D. Meche
Title: Chief Accounting Officer

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